CONSULTING AGREEMENT

This Consulting Agreement (this "Agreement") is dated effective as of April 2, 2010 (the "Effective Date") by and between Bill the Butcher, Inc. a Washington (the "Company") and Montage Venture Group, a Texas limited liability company (the "Consultant"). The Company and Consultant are sometimes hereinafter referred to individually as a "Party" and collectively as the "Parties."

WHEREAS, the Company desires to engage the services of the Consultant for the purpose of performing certain consulting services on behalf of the Company as specified herein, and the Consultant agrees to perform such services, subject to the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Consultant hereby agree as follows:

1. Services. Company hereby engages and Consultant agrees to serve the Company as an independent contractor providing advice, consultation, information and services to the Company as requested regarding general financial and business matters including, but not limited to the following:

(a) Consultant will provide advice and counsel regarding the Company's strategic business plans, strategy and negotiations with potential business strategic partnering, corporate planning and or other general business consulting needs as expressed by the Company.

(b) Consultant will review and assess various financing strategies and solutions with the Company. Consultant will help the Company determine desirable financing amounts, terms, and structure. Consultant will assist the Company in determining its proper capital structure.

(c) Consultant will provide general advice and counsel to the Company regarding mergers and acquisitions. At the Company's request, Consultant is available to be materially involved in negotiating acquisition terms and structure, and assisting with due diligence and documentation.

(d) Consultant will assist the Company in the development and/or refinement of the Company's strategic growth and marketing plan for the next 12-24 months and related communications materials such as the executive summary and a one-page company "snapshot" presentations.

(e) Consultant will assist the Company with corporate governance structure involving the Company's Board of Directors and committees. Consultant will also assist with the development and implementation of management and director compensation programs.

(f) Consultant will assist the Company in determining the short-term and long-term requirements for the Company's financial reporting function and Chief Financial Officer and, if requested, will assist the Company with identification of qualified candidates to serve in such functions.

(g) Consultant will participate and assist the Company in the due diligence process, where possible, on all proposed financial transactions affecting the Company of which Consultant is notified in writing in advance, including conducting investigation of and providing advice on the financial, valuation and stock price implications of the proposed transaction(s).

(h) Consultant will designate one of its principals to serve as a member of the Board of Directors of the Company and will serve as a corporate officer if requested.

Consultant acknowledges and agrees that it shall be an independent contractor and, other than persons specifically employed by the Company as contemplated herein, neither the Consultant nor any principal or agent thereof shall be considered an "employee" of the Company for any purpose. Consultant shall be solely responsible for the payment of all foreign, federal, state and local sales taxes, use taxes, value added tax, withholding taxes, income tax, unemployment and workers' compensation insurance premiums, and similar taxes and charges of any kind with respect to its compensation and the services provided under this Agreement.

2. **Initial Term and Renewal.** The initial term of this Agreement shall begin on the Effective Date and terminate on the first anniversary of the Effective Date (the "Initial Term") unless renewed as provided hereunder. This Agreement shall automatically renew for a period of one year (the "Renewal Term") in the event that the Company receives aggregate proceeds equal to or greater than $3,000,000 through equity or debt financing in one or more transactions (collectively the "Finance Transactions") during the Initial Term. The Renewal Term shall begin on the first anniversary of the Effective Date (the "Renewal Date"), unless otherwise agreed by the parties, and shall terminate on the first anniversary of the Renewal Date.

3. **Compensation.** In consideration of the services to be rendered by the Consultant during the term hereof, the Company shall:

(a) Issue Consultant a warrant (the "Consultants Warrant") to purchase 1,750,000 shares of the Company's Common Stock, at par value $0.001 per share (the "Common Stock") such amount to equal 7.5% of the Company's issued and outstanding Common Stock calculated on a fully diluted basis, at a per share purchase price at par. The Consultant Warrant shall be exercisable for a period of 5 years from the date of issuance and shall include (i) piggy-back registration rights for all shares issuable upon exercise and (ii) the right for Consultant to exercise on a cashless basis. The Consultant Warrant shall be issued and delivered to Consultant within five (5) business days of the Effective Date of this Agreement; and

(b) Pay Consultant a cash consulting fee (the "Cash Consulting Fee") in the amount of $10,000 per month during the Initial Term and $20,000 per month during the Renewal Term, on the first day of each month beginning upon Company's receipt of at least $3,000,000.

4. **Expenses**. Company shall reimburse Consultant for all reasonable expenses incurred in performing its duties pursuant to this Agreement (including printing, postage, express mail, photo reproduction, travel, lodging, and long distance telephone and facsimile charges); provided, however, that for any expenses over $500, Consultant must receive prior written approval from the Company. Such expense reimbursements shall be payable within seven days of Consultant's invoice.

5. **Confidentiality.**

(a) Consultant and Company each agree to keep confidential and provide reasonable security measures to keep confidential information where release may be detrimental to their respective business interests. Consultant and Company shall each require their respective employees, agents, affiliates and others who will have access to the information through Consultant and Company respectively, to first enter appropriate non-disclosure agreements requiring the confidentiality contemplated by this Agreement in perpetuity.

(b) Consultant will not, either during the term of this Agreement or at any time thereafter, disclose, use or make known for its or another's benefit any confidential information,

knowledge, or data of the Company or any of its affiliates in any way acquired or used by Consultant during its engagement hereunder. Confidential information, knowledge or data of the Client and its affiliates shall not include any information that is, or becomes generally available to the public other than as a result of a disclosure by Consultant or its representatives.

6. **Company's Representations**. Company represents and warrants with and to Consultant as follows:

(a) The Company is free to enter into this Agreement and to perform each of its terms and covenants hereunder.

(b) The Company is not restricted nor prohibited, contractually or otherwise, from entering into and performing this Agreement, and the Company's execution and performance of this Agreement is not a violation or breach of any other agreements between the Company and any other person or entity.

(c) This Agreement is a legal, valid and binding agreement of the Company, enforceable in accordance with its terms.

(d) When issued, the Consultant Warrant and the shares of Common Stock to be issued thereunder, shall be duly authorized and validly issued, fully paid and nonassessable, and free and clear of all liens.

7. **Consultant's Representations**. Consultant represents and warrants with and to the Company as follows:

(a) Consultant is free to enter into this Agreement and to perform each of its terms and covenants hereunder.

(b) Consultant is not restricted nor prohibited, contractually or otherwise, from entering into and performing this Agreement, and Consultant's performance of this Agreement, and the receipt of compensation hereunder, is not a violation or breach of any federal, state or local order, law or regulation of any governmental body, or a violation or breach of any agreements between Consultant and any other person or entity.

(c) This Agreement is a legal, valid and binding agreement of Consultant, enforceable in accordance with its terms.

8. **Indemnification**. Company agrees to indemnify, defend, and shall hold harmless the Consultant, from and against any and all claims, demands, causes of action, debts or liabilities, including reasonable attorneys' fees (collectively, "Damages"), to the extent that any such Damages are based upon or arise out of (i) a breach of any of the Company's representations and warranties contained herein, (ii) the gross negligence or willful misconduct of the Company, or (iii) a violation of any federal or state laws by the Company.

9. **Severability and Savings Clause**. If any one or more of the provisions contained in this Agreement is for any reason (i) objected to, contested or challenged by any court, government authority, agency, department, commission or instrumentality of the United States or any state or political subdivision thereof, or any securities industry self-regulatory organization (collectively, "Governmental Authority"), or (ii) held to be invalid, illegal or unenforceable in any respect, the Parties hereto agree to negotiate in good faith to modify such objected to, contested, challenged, invalid, illegal or unenforceable provision. It is the intention of the Parties that there shall be substituted for such objected to, contested, challenged, invalid, illegal or unenforceable provision a provision as similar to such provision as may be

possible and yet be acceptable to any objecting Governmental Authority and be valid, legal and enforceable. Further, should any provisions of this Agreement ever be reformed or rewritten by a judicial body, those provisions as rewritten will be binding, but only in that jurisdiction, on Consultant and the Company as if contained in the original Agreement. The invalidity, illegality or unenforceability of any one or more provisions hereof will not affect the validity and enforceability of any other provisions hereof.

10. **Successors; Assignment**. This Agreement and the rights and obligations under this Agreement shall be binding upon and inure to the benefit of the Parties to this Agreement and their respective successors and permitted assigns. Neither this Agreement nor any rights or benefits under this Agreement may be assigned by either Party to this Agreement without the other Party's prior written consent.

11. **Entire Agreement; Amendment**. This Agreement constitutes the entire agreement between the Parties as to the subject matter hereof. There are no verbal understandings, agreements, representations or warranties that are not expressly set forth herein. This Agreement shall not be changed orally, but only in writing signed by the Parties.

12. **Governing Law**. This Agreement will be governed and construed in accordance with the laws of the State of Texas, without resort to the conflict of law principles thereof. Any lawsuit brought to enforce or interpret this Agreement must be filed and prosecuted in the state court (or federal court if the requirements of federal jurisdiction are met), as the case may be, sitting in Dallas County, Texas, and each of the Parties hereby voluntarily submits to the jurisdiction of such court for such purpose and hereby voluntarily waives any defense or objection to the exercise of such jurisdiction by any such court.

13. **Notices**. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if (i) personally delivered, (ii) sent by nationally-recognized overnight carrier or (iii) sent by registered or certified mail, postage prepaid, return receipt requested, addressed to the addresses set forth below each Party's name on the signature page hereto, or to such other address as the Party to whom notice is to be given may have furnished to each other Party in accordance herewith. Any such communication shall be deemed to have been given (i) when delivered, if personally delivered, (ii) on the first Business Day after dispatch, if sent by nationally recognized overnight courier and (iii) on the third Business Day following the date on which the piece of mail containing such communication is posted, if sent by mail. As used in this Agreement, "Business Day" means a day that is not a Saturday, Sunday or a day on which banking institutions in the city to which the notice or communication is to be sent are not required to be open.

14. **Third Party Beneficiary**. No person, firm, group or corporation is a third party beneficiary of this Agreement.

15. **Counterparts; Electronic Delivery**. This Agreement may be executed in any number of original counterparts, each of which having been so executed and delivered shall be deemed an original and all of which, collectively, shall constitute one agreement; it being understood and agreed that the signature pages may be detached from one or more such counterparts and combined with the signature pages from any other counterparts in order that one or more fully executed originals may be assembled. A copy of an executed counterpart signature page signed by a Party may be delivered by facsimile or other electronic transmission and, upon such delivery, a print out of the transmitted signature of such Party will have the same effect as if a counterpart of this Agreement bearing an original signature of that Party had been delivered to the other Party.

[signature page follows]

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement in Dallas, Texas effective as of the day and year first above written.

COMPANY:

By: J'AMY OWENS / CEO
Printed Name:
Title: COO
Address: 424 QUEEN ANNE AVE. NORTH
SEATTLE, WA. 98109

CONSULTANT:

MONTAGE VENTURE GROUP, LLC

By: ______________________
Name: Lawrence Biggs
Title: Manager
Address: 3523 McKinney Ave
Number 244
Dallas, TX 75204